As filed with the Securities and Exchange Commission on October 5, 2006
Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
Pier 1 Imports, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-1729843 (I.R.S. Employer Identification No.)
100 Pier 1 Place, Fort Worth, Texas 76102
(Address of Principal Executive Offices) (Zip Code)
PIER 1 IMPORTS, INC. STOCK PURCHASE PLAN
AS AMENDED AND RESTATED JUNE 25, 2004
(Full title of the plan)
Michael A. Carter
Senior Vice President and General Counsel
Pier 1 Imports, Inc.
100 Pier 1 Place, Fort Worth, Texas 76102
(Name and address of agent for service)
(817) 252-7630
(Telephone number, including area code, of agent for service)
Calculation of Registration Fee

Proposed
		Proposed Maximum	Maximum Aggregate
Title of Securities	Amount to be	Offering Price Per	Offering	Amount of
to be Registered	Registered(1)	Share(2)	Price(2)	Registration Fee
Common Stock Par Value — $1.00 per share	598,817 shares	$7.32	$4,383,340	$469.02

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional shares that may be issued pursuant to the anti-dilution provisions of the employee benefit plan described herein.

(2)	Estimated pursuant to Rules 457(c) and (h) solely for purposes of calculating amount of registration fee and based upon the average of the high and low prices of the shares of common stock of Pier 1 Imports, Inc., as reported on the New York Stock Exchange on October 3, 2006.

EXPLANATORY NOTE
     We are filing this registration statement on Form S-8 (this “Registration Statement”) for the purpose of registering an additional 598,817 shares of our common stock, par value $1.00 per share (“Common Stock”), for issuance pursuant to the Pier 1 Imports, Inc. Stock Purchase Plan as amended and restated June 25, 2004 (the “Plan”). The contents of the Form S-8 Registration Statement No. 333-105768, filed June 2, 2003, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, are hereby incorporated herein by reference. A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth and the State of Texas, on September 28, 2006.

PIER 1 IMPORTS, INC.
By:	/s/ Marvin J. Girouard
Marvin J. Girouard
Chairman and Chief Executive Officer

     Each person whose signature appears below hereby severally constitutes and appoints Marvin J. Girouard and Charles H. Turner and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all post-effective amendments and supplements to the said Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Marvin J. Girouard Marvin J. Girouard	Chairman and Chief Executive Officer	September 28, 2006

/s/ Charles H. Turner Charles H. Turner	Executive Vice President, Finance, Chief Financial Officer and Treasurer	September 28, 2006

/s/ Susan E. Barley Susan E. Barley	Principal Accounting Officer	September 28, 2006

/s/ John H. Burgoyne John. H. Burgoyne	Director	September 28, 2006

/s/ Dr. Michael R. Ferrari Dr. Michael R. Ferrari	Director	September 28, 2006

/s/ James M. Hoak, Jr. James M. Hoak, Jr.	Director	September 28, 2006

/s/ Karen W. Katz Karen. W. Katz	Director	October 3, 2006

/s/ Terry E. London Terry E. London	Director	September 28, 2006

/s/ Tom M. Thomas Tom M. Thomas	Director	September 28, 2006

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated February 14, 2006 and Form of 6.375% Convertible Senior Notes due 2036, among
Pier 1 Imports, Inc., the Subsidiary Guarantors parties thereto and JPMorgan Chase Bank,
National Association, incorporated herein by reference to Exhibit 4.1 to the Company’s Form
8-K filed February 16, 2006

4.2	Registration Rights Agreement dated February 14, 2006, among Pier 1 Imports, Inc., the
Guarantors parties thereto and the Initial Purchaser named therein, incorporated herein by reference to Exhibit 4.3 to the Company’s Form 8-K filed February 16, 2006

* 23.1	Consent of Ernst &Young LLP, independent registered public accounting firm

* 24	Power of Attorney (set forth on the signature page hereof)

99.1	Pier 1 Imports, Inc. Stock Purchase Plan as amended and restated June 25, 2004 incorporated by reference to Appendix C, page C-1 of Pier 1 Imports, Inc.’s Proxy Statement for the fiscal year ended February 28, 2004

*	Filed Herewith

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